FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Joe Bass, 615-743-8219
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS 1Q25 DILUTED EPS OF $1.77; ADJUSTED DILUTED EPS OF $1.90
Year-over-year loan growth was 9.0%

NASHVILLE, TN, April 14, 2025 - Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $1.77 for the quarter ended March 31, 2025, compared to net income per diluted common share of $1.57 for the quarter ended March 31, 2024, an increase of approximately 12.7 percent. After considering the adjustments noted in the table below, net income per diluted common share was $1.90 for the three months ended March 31, 2025, compared to $1.53 for the three months ended March 31, 2024, an increase of 24.2 percent.

	Three months ended
	March 31, 2025	March 31, 2024
Diluted earnings per common share	$1.77	$1.57
Adjustments, net of tax (1):
Investment losses (gains) on sales of securities, net	0.12	—
Recognition of mortgage servicing asset	—	(0.12)
FDIC special assessment	—	0.07	—
Diluted earnings per common share after adjustments	$1.90	$1.53
Numbers may not foot due to rounding.
(1): Adjustments include tax effect calculated using a marginal tax rate of 25.00 percent for all periods presented.

"There is great volatility and economic uncertainty associated with tariffs, taxes and other policy changes," said M. Terry Turner, Pinnacle's president and chief executive officer. "As always, we remain nimble and responsive to the macro environment, but I believe the strength of our differentiated model is most evident in periods like this with economic uncertainty and slower growth for the industry. Our continuously expanding number of relationship managers grew loans 9.0 percent comparing the first quarter of 2025 to the first quarter of 2024. We continue to hire the best bankers in our markets which allows us to grow a solid balance sheet as they consolidate their books of business to Pinnacle. Both our recruiting and business development pipelines are robust, which underpins our ongoing growth expectations.
"During the first quarter, we added 33 revenue producers to our firm, compared to 37 in the first quarter of last year. Despite the current economic uncertainties, we will continue to invest in future growth by recruiting the best bankers in our existing markets and, if the right talent becomes available, we would also consider extending into other large, urban markets in the Southeast."

BALANCE SHEET GROWTH AND LIQUIDITY:

Total assets at March 31, 2025, were $54.3 billion, an increase of approximately $1.7 billion from Dec. 31, 2024, and $5.4 billion from March 31, 2024, reflecting a linked-quarter annualized increase of 12.7 percent and a year-over-year increase of 11.0 percent. A further analysis of select balance sheet trends follows:

	Balances at		Linked-Quarter Annualized % Change	Balances at	Year-over-Year % Change
(dollars in thousands)	March 31, 2025	December 31, 2024		March 31, 2024
Loans	$36,136,746	$35,485,776	7.3%	$33,162,873	9.0%
Securities	8,718,794	8,381,268	16.1%	7,371,847	18.3%
Other interest-earning assets	3,776,121	3,377,381	47.2%	3,195,211	18.2%
Total interest-earning assets	$48,631,661	$47,244,425	11.7%	$43,729,931	11.2%

Core deposits:
Noninterest-bearing deposits	$8,507,351	$8,170,448	16.5%	$7,958,739	6.9%
Interest-bearing core deposits(1)	$31,505,648	$29,876,456	21.8%	$26,679,871	18.1%
Noncore deposits and other funding(2)	$7,042,510	$7,326,287	(15.5)%	$7,506,409	(6.2)%
Total funding	$47,055,509	$45,373,191	14.8%	$42,145,019	11.7%
(1): Interest-bearing core deposits are interest-bearing deposits, money market accounts and time deposits less than $250,000 including reciprocating time and money market deposits.
(2): Noncore deposits and other funding consists of time deposits greater than $250,000, securities sold under agreements to repurchase, public funds, brokered deposits, FHLB advances and subordinated debt.

"We are off to a great start with deposit growth of 15.3 percent annualized in the first quarter of 2025," Turner said. "We were particularly pleased that our noninterest bearing deposits grew by $336.9 million during the quarter, an annualized growth rate of 16.5 percent. Year-over-year net loan growth was 9.0 percent comparing first quarter 2025 to first quarter 2024. Net loan growth during the first quarter of 2025 was $651.0 million compared to net loan growth of $486.8 million first quarter last year, a 33.7 percent increase. Consequently, we remain confident and believe that our previous guidance of 8 to 11 percent growth for 2025 over 2024 year-end loan balances remains a reasonable estimate for us at this time."

PRE-TAX, PRE-PROVISION NET REVENUE (PPNR) GROWTH AND PROFITABILITY:

Pre-tax, pre-provision net revenues (PPNR) for the three months ended March 31, 2025 were $187.4 million, compared to $185.8 million recognized in the three months ended March 31, 2024. As noted in the table below, adjusted PPNR for the three months ended March 31, 2025 were $199.9 million, compared to $181.3 million in the three months ended March 31, 2024, a double-digit growth rate.

	Three months ended
	March 31,
(dollars in thousands)	2025	2024	% change
Revenues:
Net interest income	$364,428	$318,034	14.6%
Noninterest income	98,426	110,103	(10.6)%
Total revenues	462,854	428,137	8.1%
Noninterest expense	275,487	242,365	13.7%
Pre-tax, pre-provision net revenue	187,367	185,772	0.9%
Adjustments:
Investment losses (gains) on sales of securities, net	12,512	—	100.0%
Recognition of mortgage servicing asset	—	(11,812)	(100.0)%
ORE expense	58	84	(31.0)%
FDIC special assessment	—	7,250	(100.0)%
Adjusted pre-tax pre-provision net revenue	$199,937	$181,294	10.3%

	Three months ended
	March 31, 2025	March 31, 2024
Net interest margin	3.21%	3.04%
Efficiency ratio	59.52%	56.61%
Return on average assets	1.05%	1.00%
Return on average tangible common equity (TCE)	12.51%	12.11%
Average loan to deposit ratio	83.78%	84.73%

Net interest income for the first quarter of 2025 was $364.4 million, compared to $318.0 million for the first quarter of 2024, a year-over-year growth rate of 14.6 percent. Net interest margin was 3.21 percent for the first quarter of 2025, compared to 3.04 percent for the first quarter of 2024.
Noninterest income for the first quarter of 2025 was $98.4 million, compared to $110.1 million for the first quarter of 2024. As noted in the table below, adjusted noninterest income for the first quarter of 2025 was $110.9 million, compared to $98.3 million for the first quarter of 2024, a year-over-year increase of 12.9 percent.

	Three months ended March 31,		% Change
(dollars in thousands)	2025	2024
Noninterest income	$98,426	$110,103	(10.6)%
Less:
Investment losses (gains) on sales of securities, net	12,512	—	100.0%
Recognition of mortgage servicing asset	—	(11,812)	(100.0)%
Adjusted noninterest income	$110,938	$98,291	12.9%

•Wealth management revenues, which include investment, trust and insurance services, were $32.8 million for the first quarter of 2025, compared to $26.0 million for the first quarter of 2024, a year-over-year increase of 26.2 percent. The increase in wealth management revenues continues to be primarily attributable to an increase in capacity as we hire more revenue producers across the firm, but particularly in the areas of the firm's most recent market extensions.
•Income from the firm's investment in Banker's Healthcare Group (BHG) was $20.4 million for the first quarter of 2025, compared to $16.0 million for the first quarter of 2024, a year-over-year increase of 27.3 percent.
◦BHG's loan originations were $1.2 billion in the first quarter of 2025, compared to $692 million in the first quarter of 2024.
◦Loans sold to BHG's community bank partners were approximately $605 million in the first quarter of 2025, compared to $533 million in the first quarter of 2024.
◦BHG reserves for on-balance sheet loan losses were $245.0 million, or 9.2 percent of loans held for investment at March 31, 2025, compared to 9.3 percent at Dec. 31, 2024, and 10.3 percent at March 31, 2024.
◦At March 31, 2025, BHG increased its accrual for estimated losses attributable to loan substitutions and prepayments to $577.5 million, or 7.5 percent of the unpaid balances on loans that were previously purchased by BHG's community bank network, compared to 7.1 percent at Dec. 31, 2024 and 5.7 percent at March 31, 2024.
•Other noninterest income was $38.0 million for the quarter ended March 31, 2025, a decrease of $13.7 million from the first quarter of 2024. During the first quarter of 2024, the Company recognized a mortgage servicing asset associated with its Freddie Mac Small Business Lending (SBL) platform of approximately $11.8 million, which was reflected in other noninterest income and is the primary cause of the decrease in other noninterest income in the first quarter of 2025 when compared to the first quarter of 2024.

Noninterest expense for the first quarter of 2025 was $275.5 million, compared to $242.4 million for the first quarter of 2024. As noted in the table below, adjusted noninterest expense for the first quarter of 2025 was $275.4 million, compared to $235.0 million for the first quarter of 2024.

	Three months ended March 31,		% Change
(dollars in thousands)	2025	2024
Noninterest expense	$275,487	$242,365	13.7%
Less:
ORE expense	58	84	(31.0)%
FDIC special assessment	—	7,250	(100.0)%
Adjusted noninterest expense	$275,429	$235,031	17.2%

•Salaries and employee benefits were $172.1 million in the first quarter of 2025, compared to $146.0 million in the first quarter of 2024, reflecting a year-over-year increase of 17.9 percent.
◦Cash incentive costs in the first quarter of 2025 totaling $20.1 million were approximately $6.8 million higher than the first quarter of 2024. The increase in cash incentive costs was due to increases in headcount, annual merit raises and other base salary adjustments for participants in the plan and an increase in the anticipated incentive award payouts from a first quarter 2024 accrual which assumed an approximate 80 percent of target payout to a first quarter of 2025 accrual which assumes an approximate 100 percent.
•Equipment and occupancy costs were $46.2 million in the first quarter of 2025, compared to $39.6 million in the first quarter of 2024, resulting in a year-over-year increase of 16.5 percent. This increase was primarily attributable to opening nine new full-service locations throughout the company's footprint over the last 12 months and, during the first quarter of 2025, relocation of its corporate headquarters to a new location in downtown Nashville.
•Marketing and other business development costs were $8.7 million in the first quarter of 2025, compared to $6.1 million in the first quarter of 2024, resulting in a year-over-year increase of 41.5 percent. The primary drivers of the increases in marketing and business development costs were the Company's partnership with The Pinnacle, Nashville's newest live music venue, which opened in March 2025, and other factors including increases in both client and associate engagement expenses due to our increased headcount and market extensions.
•Noninterest expense categories, other than those specifically noted above, were $48.6 million in the first quarter of 2025, compared to $50.6 million in the first quarter of 2024, resulting in a year-over-year decrease of 4.0 percent. Several factors contributed to the decrease in other noninterest expense in the first quarter of 2025 compared to the first quarter of 2024, including the recording of an FDIC special assessment in the first quarter of 2024, offset in part by loss protection fees associated with a credit default swap which began in the second quarter of 2024.

"Our year-over-year increase in first quarter revenues was 8.1 percent, but after giving effect to losses on the sale of securities in the first quarter of 2025 and the recognition of the mortgage servicing right asset in the first quarter of 2024, adjusted revenues increased by 14.2 percent," said Harold R. Carpenter, Pinnacle’s chief financial officer. "Both our net interest income and net interest margin results for the first quarter of 2025 were in line with our expectations.
"BHG had a stronger quarter than we originally anticipated as production volumes were strong and credit costs were slightly better than we anticipated. We were also pleased with the year-over-year growth in virtually all of our banking fee categories including wealth management, deposit fees and others. Conversely, other noninterest income decreased in the first quarter of 2025 due to the recognition of the mortgage servicing asset last year and fair value adjustments related to our other equity investments which were $3.0 million less in the first quarter of 2025 compared to the first quarter of 2024."

CAPITAL, SOUNDNESS AND TAXES:

	As of
	March 31, 2025	December 31, 2024	March 31, 2024
Shareholders' equity to total assets	12.1%	12.2%	12.5%
Tangible common equity to tangible assets	8.5%	8.6%	8.5%
Book value per common share	$81.57	$80.46	$76.23
Tangible book value per common share	$57.47	$56.24	$51.98
Annualized net loan charge-offs to avg. loans (1)	0.16%	0.24%	0.20%
Nonperforming assets to total loans, ORE and other nonperforming assets (NPAs)	0.48%	0.42%	0.33%
Classified asset ratio (Pinnacle Bank) (2)	4.44%	3.79%	4.94%
Construction and land development loans as a percentage of total capital (3)	65.60%	70.50%	77.50%
Construction and land development, non-owner occupied commercial real estate and multi-family loans as a percentage of total capital (3)	236.40%	242.20%	258.00%
Allowance for credit losses (ACL) to total loans	1.16%	1.17%	1.12%
(1): Annualized net loan charge-offs to average loans ratios are computed by annualizing quarterly net loan charge-offs and dividing the result by average loans for the quarter.
(2): Classified assets as a percentage of Tier 1 capital plus allowance for credit losses.
(3): Calculated using the same guidelines as are used in the Federal Financial Institutions Examination Council's Uniform Bank Performance Report.

"Our capital ratios remain in a strong position after the first quarter of 2025," Carpenter said. "We are below our long-term target for exposure to construction and land development loans as the ratio of these loans to total capital decreased to 65.6 percent at March 31, 2025. Our net charge-offs were at 0.16 percent, which was within the range we estimated when we released our 2024 full-year results."

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. CT on April 15, 2025, to discuss first quarter 2025 results and other matters. To access the call for audio only, please call 1-877-209-7255. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. The firm is the No. 1 bank in the Nashville-Murfreesboro-Franklin MSA, according to 2024 deposit data from the FDIC. Pinnacle is No. 9 on FORTUNE magazine’s 2025 list of 100 Best Companies to Work For® in the U.S., its ninth consecutive appearance and was recognized by American Banker as one of America’s Best Banks to Work For 12 years in a row and No. 1 among banks with more than $10 billion in assets in 2024.
The firm began operations in a single location in downtown Nashville, TN in October 2000 and has since grown to approximately $54.3 billion in assets as of March 31, 2025. As the second-largest bank holding company headquartered in Tennessee, Pinnacle operates in several primarily urban markets across the Southeast.
Additional information concerning Pinnacle, which is included in the Nasdaq Financial-100 Index, can be accessed at www.pnfp.com.
###

Forward-Looking Statements
All statements, other than statements of historical fact, included in this press release, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "expect," "aim," "anticipate," "intend," "may," "should," "plan," "looking for," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (i) deterioration in the financial condition of borrowers of Pinnacle Bank and its subsidiaries or BHG, including as a result of persistent elevated interest rates, the negative impact of inflationary pressures and challenging economic conditions on our and BHG's customers and their businesses, resulting in significant increases in loan losses and provisions for those losses and, in the case of BHG, substitutions; (ii) fluctuations or differences in interest rates on loans or deposits from those that Pinnacle Financial is modeling or anticipating, including as a result of Pinnacle Bank's inability to better match deposit rates with the changes in the short-term rate environment, or that affect the yield curve; (iii) the impact of U.S. and global economic conditions, trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, and geopolitical instability; (iv) the sale of investment securities in a loss position before their value recovers, including as a result of asset liability management strategies or in response to liquidity needs; (v) adverse conditions in the national or local economies including in Pinnacle Financial's markets throughout the Southeast region of the United States, particularly in commercial and residential real estate markets; (vi) the inability of Pinnacle Financial, or entities in which it has significant investments, like BHG, to maintain the long-term historical growth rate of its, or such entities', loan portfolio; (vii) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, including during times when Pinnacle Bank is seeking to limit the rates it pays on deposits or uncertainty exists in the financial services sector; (viii) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (ix) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (x) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on Pinnacle Financial’s results, including as a result of the negative impact to net interest margin from elevated deposit and other funding costs; (xi) the results of regulatory examinations of Pinnacle Financial, Pinnacle Bank or BHG, or companies with whom they do business; (xii) BHG's ability to profitably grow its business and successfully execute on its business plans; (xiii) risks of expansion into new geographic or product markets; (xiv) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including goodwill or other intangible assets; (xv) the ineffectiveness of Pinnacle Bank's hedging strategies, or the unexpected counterparty failure or hedge failure of the underlying hedges; (xvi) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Bank), to retain financial advisors (including as a result of the competitive environment for associates) or otherwise to attract customers from other financial institutions; (xvii) deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xviii) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies, required capital maintenance levels or regulatory requests or directives, particularly if Pinnacle Bank's level of applicable commercial real estate loans were to exceed percentage levels of total capital in guidelines recommended by its regulators; (xix) approval of the declaration of any dividend by Pinnacle Financial's board of directors; (xx) the vulnerability of Pinnacle Bank's network and online banking portals, and the systems of parties with whom Pinnacle Bank contracts, to unauthorized access, computer viruses, phishing schemes, spam or ransomware attacks, human error, natural disasters, power loss and other security breaches; (xxi) the possibility of increased compliance and operational costs as a result of increased regulatory oversight (including by the Consumer Financial Protection Bureau), including oversight of companies in which Pinnacle Financial or Pinnacle Bank have significant investments, like BHG, and the development of additional banking products for Pinnacle Bank's corporate and consumer clients; (xxii) Pinnacle Financial's ability to identify potential candidates for, consummate, and achieve synergies from, potential future acquisitions; (xxiii) difficulties and delays in integrating acquired businesses or fully realizing costs savings and other benefits from acquisitions; (xxiv) the risks associated with Pinnacle Bank being a minority investor in BHG, including the risk that the owners of a majority of the equity interests in BHG decide to sell the company or all or a portion of their ownership interests in BHG (triggering a similar sale by Pinnacle Bank); (xxv) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, like BHG, including regulatory or legislative developments; (xxvi) fluctuations in the valuations of Pinnacle Financial's equity investments and the ultimate success of such investments; (xxvii) the availability of and access to capital; (xxviii) adverse results (including costs, fines, reputational harm, inability to obtain necessary approvals and/or other negative effects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions involving Pinnacle Financial, Pinnacle Bank or BHG; and (xxix) general competitive, economic, political and market conditions.
Throughout this document, numbers may not foot due to rounding. Additional factors which could affect the forward looking statements can be found in Pinnacle Financial's Annual Report on Form 10-K for the year ended December 31, 2024, and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at http://www.sec.gov. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Matters
This release contains certain non-GAAP financial measures, including, without limitation, total revenues, net income to common shareholders, earnings per diluted common share, revenue per diluted common share, PPNR, efficiency ratio, noninterest expense, noninterest income and the ratio of noninterest expense to average assets, excluding in certain instances the impact of expenses related to other real estate owned, gains or losses on sale of investment securities, charges related to the FDIC special assessment, income associated with the recognition of a mortgage servicing asset in the first quarter of 2024, fees related to terminating an agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives in the second quarter of 2024 and other matters for the accounting periods presented. This release may also contain certain other non-GAAP capital ratios and performance measures that exclude the impact of goodwill and core deposit intangibles associated with Pinnacle Financial's acquisitions of BNC, Avenue Bank, Magna Bank, CapitalMark Bank & Trust, Mid-America Bancshares, Inc., Cavalry Bancorp, Inc. and other acquisitions which collectively are less material to the non-GAAP measure as well as the impact of Pinnacle Financial's Series B Preferred Stock. The presentation of the non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in this release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.

Pinnacle Financial believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible, and the other items excluded each vary extensively from company to company, Pinnacle Financial believes that the presentation of this information allows investors to more easily compare Pinnacle Financial's results to the results of other companies. Pinnacle Financial's management utilizes this non-GAAP financial information to compare Pinnacle Financial's operating performance for 2025 versus certain periods in 2024 and to internally prepared projections.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

(dollars in thousands, except for share and per share data)	March 31, 2025	Dec. 31, 2024	March 31, 2024
ASSETS
Cash and noninterest-bearing due from banks	$338,603	$320,320	$175,826
Restricted cash	114,234	93,645	58,285
Interest-bearing due from banks	3,425,902	3,021,960	2,472,250
Cash and cash equivalents	3,878,739	3,435,925	2,706,361
Securities purchased with agreement to resell	80,566	66,449	554,022
Securities available-for-sale, at fair value	5,950,177	5,582,369	4,378,718
Securities held-to-maturity (fair value of $2.5 billion, $2.6 billion and $2.7 billion, net of allowance for credit losses of $1.7 million, $1.7 million, and $1.7 million at Mar. 31, 2025, Dec. 31, 2024, and Mar. 31, 2024, respectively)	2,768,617	2,798,899	2,993,129
Consumer loans held-for-sale	143,305	175,627	104,586
Commercial loans held-for-sale	12,114	19,700	6,068
Loans	36,136,746	35,485,776	33,162,873
Less allowance for credit losses	(417,462)	(414,494)	(371,337)
Loans, net	35,719,284	35,071,282	32,791,536
Premises and equipment, net	323,129	311,277	265,579
Equity method investment	432,177	436,707	457,657
Accrued interest receivable	220,614	214,080	219,887
Goodwill	1,849,260	1,849,260	1,846,973
Core deposits and other intangible assets	20,007	21,423	25,881
Other real estate owned	3,638	1,278	2,766
Other assets	2,853,177	2,605,173	2,541,033
Total assets	$54,254,804	$52,589,449	$48,894,196
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$8,507,351	$8,170,448	$7,958,739
Interest-bearing	14,802,202	14,125,194	12,178,471
Savings and money market accounts	16,913,656	16,197,397	14,761,573
Time	4,256,254	4,349,953	4,503,242
Total deposits	44,479,463	42,842,992	39,402,025
Securities sold under agreements to repurchase	263,993	230,244	201,418
Federal Home Loan Bank advances	1,886,011	1,874,134	2,116,417
Subordinated debt and other borrowings	426,042	425,821	425,159
Accrued interest payable	51,318	55,619	58,069
Other liabilities	604,835	728,758	587,257
Total liabilities	47,711,662	46,157,568	42,790,345
Preferred stock, no par value, 10.0 million shares authorized; 225,000 shares non-cumulative perpetual preferred stock, Series B, liquidation preference $225.0 million, issued and outstanding at Mar. 31, 2025, Dec. 31, 2024, and Mar. 31, 2024, respectively	217,126	217,126	217,126
Common stock, par value $1.00; 180.0 million shares authorized; 77.6 million, 77.2 million and 77.2 million shares issued and outstanding at Mar. 31, 2025, Dec. 31, 2024, and Mar. 31, 2024, respectively.	77,554	77,242	77,219
Additional paid-in capital	3,120,969	3,129,680	3,100,817
Retained earnings	3,293,559	3,175,777	2,887,804
Accumulated other comprehensive loss, net of taxes	(166,066)	(167,944)	(179,115)
Total shareholders' equity	6,543,142	6,431,881	6,103,851
Total liabilities and shareholders' equity	$54,254,804	$52,589,449	$48,894,196
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED
(dollars in thousands, except for share and per share data)	Three months ended
	March 31, 2025	Dec. 31, 2024	March 31, 2024
Interest income:
Loans, including fees	$547,368	$557,716	$541,199
Securities
Taxable	61,853	58,842	44,470
Tax-exempt	25,230	24,947	24,600
Federal funds sold and other	33,709	42,855	40,214
Total interest income	668,160	684,360	650,483
Interest expense:
Deposits	273,393	287,511	300,968
Securities sold under agreements to repurchase	1,026	1,182	1,399
FHLB advances and other borrowings	29,313	31,877	30,082
Total interest expense	303,732	320,570	332,449
Net interest income	364,428	363,790	318,034
Provision for credit losses	16,960	29,652	34,497
Net interest income after provision for credit losses	347,468	334,138	283,537
Noninterest income:
Service charges on deposit accounts	17,028	15,175	13,439
Investment services	18,817	19,233	14,751
Insurance sales commissions	4,674	2,900	3,852
Gains on mortgage loans sold, net	2,507	2,344	2,879
Investment gains (losses) on sales of securities, net	(12,512)	249	—
Trust fees	9,340	9,098	7,415
Income from equity method investment	20,405	12,070	16,035
Gain on sale of fixed assets	210	38	58
Other noninterest income	37,957	50,438	51,674
Total noninterest income	98,426	111,545	110,103
Noninterest expense:
Salaries and employee benefits	172,089	164,670	146,010
Equipment and occupancy	46,180	42,756	39,646
Other real estate, net	58	58	84
Marketing and other business development	8,666	8,168	6,125
Postage and supplies	3,370	3,178	2,771
Amortization of intangibles	1,417	1,544	1,584
Other noninterest expense	43,707	41,523	46,145
Total noninterest expense	275,487	261,897	242,365
Income before income taxes	170,407	183,786	151,275
Income tax expense	29,999	32,527	27,331
Net income	140,408	151,259	123,944
Preferred stock dividends	(3,798)	(3,798)	(3,798)
Net income available to common shareholders	$136,610	$147,461	$120,146
Per share information:
Basic net income per common share	$1.78	$1.93	$1.58
Diluted net income per common share	$1.77	$1.91	$1.57
Weighted average common shares outstanding:
Basic	76,726,545	76,537,040	76,278,453
Diluted	76,964,625	77,384,742	76,428,885
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(Unaudited)

(dollars and shares in thousands)	Preferred Stock Amount	Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comp. Income (Loss), net	Total Shareholders' Equity
		Shares	Amounts
Balance at December 31, 2023	$217,126	76,767	$76,767	$3,109,493	$2,784,927	$(152,525)	$6,035,788
Exercise of employee common stock options & related tax benefits	—	—	—	—	—	—	—
Preferred dividends paid ($16.88 per share)	—	—	—	—	(3,798)	—	(3,798)
Common dividends paid ($0.22 per share)	—	—	—	—	(17,269)	—	(17,269)
Issuance of restricted common shares	—	200	200	(200)	—	—	—
Forfeiture of restricted common shares	—	(10)	(10)	10	—	—	—
Restricted shares withheld for taxes & related tax benefits	—	(49)	(49)	(4,088)	—	—	(4,137)
Issuance of common stock pursuant to restricted stock unit (RSU) and performance stock unit (PSU) agreements, net of shares withheld for taxes & related tax benefits	—	311	311	(14,738)	—	—	(14,427)
Compensation expense for restricted shares, RSUs and PSUs	—	—	—	10,340	—	—	10,340
Net income	—	—	—	—	123,944	—	123,944
Other comprehensive loss	—	—	—	—	—	(26,590)	(26,590)
Balance at March 31, 2024	$217,126	77,219	$77,219	$3,100,817	$2,887,804	$(179,115)	$6,103,851

Balance at December 31, 2024	$217,126	77,242	$77,242	$3,129,680	$3,175,777	$(167,944)	$6,431,881
Preferred dividends paid ($16.88 per share)	—	—	—	—	(3,798)	—	(3,798)
Common dividends paid ($0.24 per share)	—	—	—	—	(18,828)	—	(18,828)
Issuance of restricted common shares	—	153	153	(153)	—	—	—
Forfeiture of restricted common shares	—	(10)	(10)	10	—	—	—
Restricted shares withheld for taxes & related tax benefits	—	(51)	(51)	(5,735)	—	—	(5,786)
Issuance of common stock pursuant to RSU and PSU agreements, net of shares withheld for taxes & related tax benefits	—	220	220	(13,394)	—	—	(13,174)
Compensation expense for restricted shares, RSUs and PSUs	—	—	—	10,561	—	—	10,561
Net income	—	—	—	—	140,408	—	140,408
Other comprehensive gain	—	—	—	—		1,878	1,878
Balance at March 31, 2025	$217,126	77,554	$77,554	$3,120,969	$3,293,559	$(166,066)	$6,543,142

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	March	December	September	June	March	December
	2025	2024	2024	2024	2024	2023
Balance sheet data, at quarter end:
Commercial and industrial loans	$14,131,312	13,815,817	12,986,865	12,328,622	11,893,198	11,666,691
Commercial real estate - owner occupied loans	4,594,376	4,388,531	4,264,743	4,217,351	4,044,973	4,044,896
Commercial real estate - investment loans	5,977,583	5,931,420	5,919,235	5,998,326	6,138,711	5,929,595
Commercial real estate - multifamily and other loans	2,360,515	2,198,698	2,213,153	2,185,858	1,924,931	1,605,899
Consumer real estate - mortgage loans	4,977,358	4,914,482	4,907,766	4,874,846	4,828,416	4,851,531
Construction and land development loans	3,525,860	3,699,321	3,486,504	3,621,563	3,818,334	4,041,081
Consumer and other loans	569,742	537,507	530,044	542,584	514,310	536,398
Total loans	36,136,746	35,485,776	34,308,310	33,769,150	33,162,873	32,676,091
Allowance for credit losses	(417,462)	(414,494)	(391,534)	(381,601)	(371,337)	(353,055)
Securities	8,718,794	8,381,268	8,293,241	7,882,891	7,371,847	7,323,887
Total assets	54,254,804	52,589,449	50,701,888	49,366,969	48,894,196	47,959,883
Noninterest-bearing deposits	8,507,351	8,170,448	8,229,394	7,932,882	7,958,739	7,906,502
Total deposits	44,479,463	42,842,992	40,954,888	39,770,380	39,402,025	38,539,810
Securities sold under agreements to repurchase	263,993	230,244	209,956	220,885	201,418	209,489
FHLB advances	1,886,011	1,874,134	2,146,395	2,110,885	2,116,417	2,138,169
Subordinated debt and other borrowings	426,042	425,821	425,600	425,380	425,159	424,938
Total shareholders' equity	6,543,142	6,431,881	6,344,258	6,174,668	6,103,851	6,035,788
Balance sheet data, quarterly averages:
Total loans	$36,041,530	34,980,900	34,081,759	33,516,804	33,041,954	32,371,506
Securities	8,679,934	8,268,583	8,176,250	7,322,588	7,307,201	6,967,488
Federal funds sold and other	2,958,593	3,153,751	2,601,267	3,268,307	3,274,062	3,615,908
Total earning assets	47,680,057	46,403,234	44,859,276	44,107,699	43,623,217	42,954,902
Total assets	52,525,831	51,166,643	49,535,543	48,754,091	48,311,260	47,668,519
Noninterest-bearing deposits	8,206,751	8,380,760	8,077,655	8,000,159	7,962,217	8,342,572
Total deposits	43,018,951	41,682,341	40,101,199	39,453,828	38,995,709	38,515,560
Securities sold under agreements to repurchase	230,745	223,162	230,340	213,252	210,888	202,601
FHLB advances	1,877,596	2,006,736	2,128,793	2,106,786	2,214,489	2,112,809
Subordinated debt and other borrowings	427,624	427,503	427,380	427,256	428,281	426,999
Total shareholders' equity	6,515,904	6,405,867	6,265,710	6,138,722	6,082,616	5,889,075
Statement of operations data, for the three months ended:
Interest income	$668,160	684,360	694,865	668,390	650,483	644,796
Interest expense	303,732	320,570	343,361	336,128	332,449	327,544
Net interest income	364,428	363,790	351,504	332,262	318,034	317,252
Provision for credit losses	16,960	29,652	26,281	30,159	34,497	16,314
Net interest income after provision for credit losses	347,468	334,138	325,223	302,103	283,537	300,938
Noninterest income	98,426	111,545	115,242	34,288	110,103	79,088
Noninterest expense	275,487	261,897	259,319	271,389	242,365	251,168
Income before income taxes	170,407	183,786	181,146	65,002	151,275	128,858
Income tax expense	29,999	32,527	34,455	11,840	27,331	33,879
Net income	140,408	151,259	146,691	53,162	123,944	94,979
Preferred stock dividends	(3,798)	(3,798)	(3,798)	(3,798)	(3,798)	(3,798)
Net income available to common shareholders	$136,610	147,461	142,893	49,364	120,146	91,181
Profitability and other ratios:
Return on avg. assets (1)	1.05%	1.15%	1.15%	0.41%	1.00%	0.76%
Return on avg. equity (1)	8.50%	9.16%	9.07%	3.23%	7.94%	6.14%
Return on avg. common equity (1)	8.80%	9.48%	9.40%	3.35%	8.24%	6.38%
Return on avg. tangible common equity (1)	12.51%	13.58%	13.61%	4.90%	12.11%	9.53%
Common stock dividend payout ratio (14)	15.53%	14.72%	16.73%	17.29%	12.59%	12.26%
Net interest margin (2)	3.21%	3.22%	3.22%	3.14%	3.04%	3.06%
Noninterest income to total revenue (3)	21.27%	23.47%	24.69%	9.35%	25.72%	19.95%
Noninterest income to avg. assets (1)	0.76%	0.87%	0.93%	0.28%	0.92%	0.66%
Noninterest exp. to avg. assets (1)	2.13%	2.04%	2.08%	2.24%	2.02%	2.09%
Efficiency ratio (4)	59.52%	55.10%	55.56%	74.04%	56.61%	63.37%
Avg. loans to avg. deposits	83.78%	83.92%	84.99%	84.95%	84.73%	84.05%
Securities to total assets	16.07%	15.94%	16.36%	15.97%	15.08%	15.27%
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	March 31, 2025			March 31, 2024
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1) (2)	$36,041,530	$547,368	6.24%	$33,041,954	$541,199	6.67%
Securities
Taxable	5,432,730	61,853	4.62%	3,919,534	44,470	4.56%
Tax-exempt (2)	3,247,204	25,230	3.76%	3,387,667	24,600	3.48%
Interest-bearing due from banks	2,645,347	28,893	4.43%	2,476,800	32,753	5.32%
Resell agreements	58,407	1,635	11.35%	543,788	3,858	2.85%
Federal funds sold	—	—	—%	—	—	—%
Other	254,839	3,181	5.06%	253,474	3,603	5.72%
Total interest-earning assets	47,680,057	$668,160	5.79%	43,623,217	$650,483	6.11%
Nonearning assets
Intangible assets	1,870,164			1,873,871
Other nonearning assets	2,975,610			2,814,172
Total assets	$52,525,831			$48,311,260

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	14,136,443	111,751	3.21%	11,567,773	112,728	3.92%
Savings and money market	16,345,027	118,842	2.95%	14,608,687	134,752	3.71%
Time	4,330,730	42,800	4.01%	4,857,032	53,488	4.43%
Total interest-bearing deposits	34,812,200	273,393	3.18%	31,033,492	300,968	3.90%
Securities sold under agreements to repurchase	230,745	1,026	1.80%	210,888	1,399	2.67%
Federal Home Loan Bank advances	1,877,596	21,272	4.59%	2,214,489	24,120	4.38%
Subordinated debt and other borrowings	427,624	8,041	7.63%	428,281	5,962	5.60%
Total interest-bearing liabilities	37,348,165	303,732	3.30%	33,887,150	332,449	3.95%
Noninterest-bearing deposits	8,206,751	—	—	7,962,217	—	—
Total deposits and interest-bearing liabilities	45,554,916	$303,732	2.70%	41,849,367	$332,449	3.20%
Other liabilities	455,011			379,277
Shareholders' equity	6,515,904			6,082,616
Total liabilities and shareholders' equity	$52,525,831			$48,311,260
Net interest income		$364,428			$318,034
Net interest spread (3)			2.49%			2.16%
Net interest margin (4)			3.21%			3.04%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis and included $12.5 million of taxable equivalent income for the three months ended March 31, 2025 compared to $11.8 million for the three months ended March 31, 2024. The tax-exempt benefit has been reduced by the projected impact of tax-exempt income that will be disallowed pursuant to IRS Regulations as of and for the then current period presented.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the three months ended March 31, 2025 would have been 3.09% compared to a net interest spread of 2.91% for the three months ended March 31, 2024.
(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	March	December	September	June	March	December
	2025	2024	2024	2024	2024	2023
Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$171,570	147,825	119,293	97,649	108,325	82,288
ORE and other nonperforming assets (NPAs)	3,656	1,280	823	2,760	2,766	4,347
Total nonperforming assets	$175,226	149,105	120,116	100,409	111,091	86,635
Past due loans over 90 days and still accruing interest	$4,337	3,515	3,611	4,057	5,273	6,004
Accruing purchase credit deteriorated loans	$12,215	13,877	5,715	6,021	6,222	6,501
Net loan charge-offs	$13,992	20,807	18,348	22,895	16,215	13,451
Allowance for credit losses to nonaccrual loans	243.3%	280.4%	328.2%	390.8%	342.8%	429.0%
As a percentage of total loans:
Past due accruing loans over 30 days	0.14%	0.15%	0.16%	0.16%	0.17%	0.23%
Potential problem loans	0.15%	0.13%	0.14%	0.18%	0.28%	0.39%
Allowance for credit losses	1.16%	1.17%	1.14%	1.13%	1.12%	1.08%
Nonperforming assets to total loans, ORE and other NPAs	0.48%	0.42%	0.35%	0.30%	0.33%	0.27%
Classified asset ratio (Pinnacle Bank) (6)	4.4%	3.8%	3.9%	4.0%	4.9%	5.2%
Annualized net loan charge-offs to avg. loans (5)	0.16%	0.24%	0.21%	0.27%	0.20%	0.17%

Interest rates and yields:
Loans	6.24%	6.42%	6.75%	6.71%	6.67%	6.62%
Securities	4.30%	4.27%	4.58%	4.43%	4.06%	4.12%
Total earning assets	5.79%	5.97%	6.27%	6.20%	6.11%	6.09%
Total deposits, including non-interest bearing	2.58%	2.74%	3.08%	3.10%	3.10%	3.07%
Securities sold under agreements to repurchase	1.80%	2.11%	2.58%	2.48%	2.67%	2.54%
FHLB advances	4.59%	4.59%	4.66%	4.66%	4.38%	4.26%
Subordinated debt and other borrowings	7.63%	8.11%	5.97%	5.62%	5.60%	5.59%
Total deposits and interest-bearing liabilities	2.70%	2.88%	3.19%	3.20%	3.20%	3.15%

Capital and other ratios (6):
Pinnacle Financial ratios:
Shareholders' equity to total assets	12.1%	12.2%	12.5%	12.5%	12.5%	12.6%
Common equity Tier one	10.7%	10.8%	10.8%	10.7%	10.4%	10.3%
Tier one risk-based	11.2%	11.3%	11.4%	11.2%	10.9%	10.8%
Total risk-based	13.0%	13.1%	13.2%	13.2%	12.9%	12.7%
Leverage	9.5%	9.6%	9.6%	9.5%	9.5%	9.4%
Tangible common equity to tangible assets	8.5%	8.6%	8.7%	8.6%	8.5%	8.6%
Pinnacle Bank ratios:
Common equity Tier one	11.5%	11.6%	11.7%	11.5%	11.3%	11.1%
Tier one risk-based	11.5%	11.6%	11.7%	11.5%	11.3%	11.1%
Total risk-based	12.4%	12.5%	12.6%	12.5%	12.2%	12.0%
Leverage	9.7%	9.8%	9.8%	9.7%	9.7%	9.7%
Construction and land development loans as a percentage of total capital (17)	65.6%	70.5%	68.2%	72.9%	77.5%	84.2%
Non-owner occupied commercial real estate and multi-family as a percentage of total capital (17)	236.4%	242.2%	243.3%	254.0%	258.0%	259.0%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	March	December	September	June	March	December
	2025	2024	2024	2024	2024	2023

Per share data:
Earnings per common share – basic	$1.78	1.93	1.87	0.65	1.58	1.20
Earnings per common share - basic, excluding non-GAAP adjustments	$1.90	1.92	1.87	1.63	1.54	1.70
Earnings per common share – diluted	$1.77	1.91	1.86	0.64	1.57	1.19
Earnings per common share - diluted, excluding non-GAAP adjustments	$1.90	1.90	1.86	1.63	1.53	1.68
Common dividends per share	$0.24	0.22	0.22	0.22	0.22	0.22
Book value per common share at quarter end (7)	$81.57	80.46	79.33	77.15	76.23	75.80
Tangible book value per common share at quarter end (7)	$57.47	56.24	55.12	52.92	51.98	51.38
Revenue per diluted common share	$6.01	6.14	6.08	4.78	5.60	5.16
Revenue per diluted common share, excluding non-GAAP adjustments	$6.18	6.14	6.08	5.72	5.45	5.25

Investor information:
Closing sales price of common stock on last trading day of quarter	$106.04	114.39	97.97	80.04	85.88	87.22
High closing sales price of common stock during quarter	$126.15	129.87	100.56	84.70	91.82	89.34
Low closing sales price of common stock during quarter	$99.42	92.95	76.97	74.62	79.26	60.77

Closing sales price of depositary shares on last trading day of quarter	$24.10	24.23	24.39	23.25	23.62	22.60
High closing sales price of depositary shares during quarter	$25.25	25.02	24.50	23.85	24.44	23.65
Low closing sales price of depositary shares during quarter	$24.10	24.23	23.25	22.93	22.71	21.00

Other information:
Residential mortgage loan sales:
Gross loans sold	$145,645	185,707	209,144	217,080	148,576	142,556
Gross fees (8)	$3,761	4,360	4,974	5,368	3,540	3,191
Gross fees as a percentage of loans originated	2.58%	2.35%	2.38%	2.47%	2.38%	2.24%
Net gain on residential mortgage loans sold	$2,507	2,344	2,643	3,270	2,879	879
Investment gains (losses) on sales of securities, net (13)	$(12,512)	249	—	(72,103)	—	14
Brokerage account assets, at quarter end (9)	$13,324,592	13,086,359	12,791,337	11,917,578	10,756,108	9,810,457
Trust account managed assets, at quarter end	$7,293,630	7,061,868	6,830,323	6,443,916	6,297,887	5,530,495
Core deposits (10)	$40,012,999	38,046,904	35,764,640	34,957,827	34,638,610	33,738,917
Core deposits to total funding (10)	85.0%	83.9%	81.8%	82.2%	82.2%	81.7%
Risk-weighted assets	$43,210,918	41,976,450	40,530,585	39,983,191	40,531,311	40,205,295
Number of offices	136	137	136	135	128	128
Total core deposits per office	$294,213	277,715	262,975	258,947	270,614	263,585
Total assets per full-time equivalent employee	$15,092	14,750	14,418	14,231	14,438	14,287
Annualized revenues per full-time equivalent employee	$522.2	530.4	528.0	425.0	508.5	468.4
Annualized expenses per full-time equivalent employee	$310.8	292.2	293.4	314.6	287.8	296.8
Number of employees (full-time equivalent)	3,595.0	3,565.5	3,516.5	3,469.0	3,386.5	3,357.0
Associate retention rate (11)	94.3%	94.5%	94.6%	94.4%	94.2%	94.2%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended
(dollars in thousands, except per share data)	March	December	March
	2025	2024	2024

Net interest income	$364,428	363,790	318,034

Noninterest income	98,426	111,545	110,103
Total revenues	462,854	475,335	428,137
Less: Investment losses (gains) on sales of securities, net	12,512	(249)	—
Recognition of mortgage servicing asset	—	—	(11,812)
Total revenues excluding the impact of adjustments noted above	$475,366	475,086	416,325

Noninterest expense	$275,487	261,897	242,365
Less: ORE expense	58	58	84
FDIC special assessment	—	—	7,250
Noninterest expense excluding the impact of adjustments noted above	$275,429	261,839	235,031

Pre-tax income	$170,407	183,786	151,275
Provision for credit losses	16,960	29,652	34,497
Pre-tax pre-provision net revenue	187,367	213,438	185,772
Less: Adjustments noted above	12,570	(191)	(4,478)
Adjusted pre-tax pre-provision net revenue (12)	$199,937	213,247	181,294

Noninterest income	$98,426	111,545	110,103
Less: Adjustments noted above	12,512	(249)	(11,812)
Noninterest income excluding the impact of adjustments noted above	$110,938	111,296	98,291

Efficiency ratio (4)	59.52%	55.10%	56.61%
Less: Adjustments noted above	(1.58)%	0.01%	(0.16)%
Efficiency ratio excluding adjustments noted above (4)	57.94%	55.11%	56.45%

Total average assets	$52,525,831	51,166,643	48,311,260

Noninterest income to average assets (1)	0.76%	0.87%	0.92%
Less: Adjustments noted above	0.10%	—%	(0.10)%
Noninterest income (excluding adjustments noted above) to average assets (1)	0.86%	0.87%	0.82%

Noninterest expense to average assets (1)	2.13%	2.04%	2.02%
Less: Adjustments as noted above	—%	—%	(0.06)%
Noninterest expense (excluding adjustments noted above) to average assets (1)	2.13%	2.04%	1.96%

This information is preliminary and based on company data available at the time of the presentation. Numbers may not foot due to rounding.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended
(dollars in thousands, except per share data)	March	December	September	June	March	December
	2025	2024	2024	2024	2024	2023
Net income available to common shareholders	$136,610	147,461	142,893	49,364	120,146	91,181
Investment (gains) losses on sales of securities, net	12,512	(249)	—	72,103	—	(14)
Loss on BOLI restructuring	—	—	—	—	—	16,252
ORE expense	58	58	56	22	84	125
FDIC special assessment	—	—	—	—	7,250	29,000
Recognition of mortgage servicing asset	—	—	—	—	(11,812)	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	—	28,400	—	—
Tax effect on above noted adjustments (16)	(3,143)	48	(14)	(25,131)	1,120	(7,278)
Net income available to common shareholders excluding adjustments noted above	$146,037	147,318	142,935	124,758	116,788	129,266

Basic earnings per common share	$1.78	1.93	1.87	0.65	1.58	1.20
Less:
Investment (gains) losses on sales of securities, net	0.16	(0.01)	—	0.94	—	—
Loss on BOLI restructuring	—	—	—	—	—	0.21
ORE expense	—	—	—	—	—	—
FDIC special assessment	—	—	—	—	0.10	0.38
Recognition of mortgage servicing asset	—	—	—	—	(0.15)	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	—	0.37	—	—
Tax effect on above noted adjustments (16)	(0.04)	—	—	(0.33)	0.01	(0.10)
Basic earnings per common share excluding adjustments noted above	$1.90	1.92	1.87	1.63	1.54	1.70

Diluted earnings per common share	$1.77	1.91	1.86	0.64	1.57	1.19
Less:
Investment (gains) losses on sales of securities, net	0.16	(0.01)	—	0.94	—	—
Gain on sale of fixed assets as a result of sale-leaseback transaction	—	—	—	—	—	—
Loss on BOLI restructuring	—	—	—	—	—	0.21
ORE expense	—	—	—	—	—	—
FDIC special assessment	—	—	—	—	0.10	0.38
Recognition of mortgage servicing asset	—	—	—	—	(0.15)	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	—	0.37	—	—
Tax effect on above noted adjustments (16)	(0.04)	—		(0.32)	0.01	(0.09)
Diluted earnings per common share excluding the adjustments noted above	$1.90	1.90	1.86	1.63	1.53	1.68

Revenue per diluted common share	$6.01	6.14	6.08	4.78	5.60	5.16
Adjustments due to revenue-impacting items as noted above	0.16	—	—	0.94	(0.15)	0.09
Revenue per diluted common share excluding adjustments due to revenue-impacting items as noted above	$6.18	6.14	6.08	5.72	5.45	5.25

Book value per common share at quarter end (7)	$81.57	80.46	79.33	77.15	76.23	75.80
Adjustment due to goodwill, core deposit and other intangible assets	(24.10)	(24.22)	(24.21)	(24.23)	(24.25)	(24.42)
Tangible book value per common share at quarter end (7)	$57.47	56.24	55.12	52.92	51.98	51.38

Equity method investment (15)
Fee income from BHG, net of amortization	$20,405	12,070	16,379	18,688	16,035	14,432
Funding cost to support investment	5,515	4,869	5,762	5,704	5,974	5,803
Pre-tax impact of BHG	14,890	7,201	10,617	12,984	10,061	8,629
Income tax expense at statutory rates (16)	3,723	1,800	2,654	3,246	2,515	2,157
Earnings attributable to BHG	$11,168	5,401	7,963	9,738	7,546	6,472
Basic earnings per common share attributable to BHG	$0.15	0.07	0.10	0.13	0.10	0.09
Diluted earnings per common share attributable to BHG	$0.15	0.07	0.10	0.13	0.10	0.08
This information is preliminary and based on company data available at the time of the presentation. Numbers may not foot due to rounding.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended
(dollars in thousands, except per share data)	March	December	March
	2025	2024	2024

Return on average assets (1)	1.05%	1.15%	1.00%
Adjustments as noted above	0.07%	—%	(0.03)%
Return on average assets excluding adjustments noted above (1)	1.13%	1.15%	0.97%

Tangible assets:
Total assets	$54,254,804	52,589,449	48,894,196
Less: Goodwill	(1,849,260)	(1,849,260)	(1,846,973)
Core deposit and other intangible assets	(20,007)	(21,423)	(25,881)
Net tangible assets	$52,385,537	50,718,766	47,021,342

Tangible common equity:
Total shareholders' equity	$6,543,142	6,431,881	6,103,851
Less: Preferred shareholders' equity	(217,126)	(217,126)	(217,126)
Total common shareholders' equity	6,326,016	6,214,755	5,886,725
Less: Goodwill	(1,849,260)	(1,849,260)	(1,846,973)
Core deposit and other intangible assets	(20,007)	(21,423)	(25,881)
Net tangible common equity	$4,456,749	4,344,072	4,013,871

Ratio of tangible common equity to tangible assets	8.51%	8.57%	8.54%

Average tangible assets:
Average assets	$52,525,831	51,166,643	48,311,260
Less: Average goodwill	(1,849,260)	(1,846,998)	(1,846,973)
Average core deposit and other intangible assets	(20,905)	(23,054)	(26,898)
Net average tangible assets	$50,655,666	49,296,591	46,437,389

Return on average assets (1)	1.05%	1.15%	1.00%
Adjustment due to goodwill, core deposit and other intangible assets	0.04%	0.04%	0.04%
Return on average tangible assets (1)	1.09%	1.19%	1.04%
Adjustments as noted above	0.08%	—%	(0.03)%
Return on average tangible assets excluding adjustments noted above (1)	1.17%	1.19%	1.01%

Average tangible common equity:
Average shareholders' equity	$6,515,904	6,405,867	6,082,616
Less: Average preferred equity	(217,126)	(217,126)	(217,126)
Average common equity	6,298,778	6,188,741	5,865,490
Less: Average goodwill	(1,849,260)	(1,846,998)	(1,846,973)
Average core deposit and other intangible assets	(20,905)	(23,054)	(26,898)
Net average tangible common equity	$4,428,613	4,318,689	3,991,619

Return on average equity (1)	8.50%	9.16%	7.94%
Adjustment due to average preferred shareholders' equity	0.29%	0.32%	0.30%
Return on average common equity (1)	8.80%	9.48%	8.24%
Adjustment due to goodwill, core deposit and other intangible assets	3.71%	4.10%	3.87%
Return on average tangible common equity (1)	12.51%	13.58%	12.11%
Adjustments as noted above	0.86%	0.01%	(0.34)%
Return on average tangible common equity excluding adjustments noted above (1)	13.37%	13.57%	11.77%

This information is preliminary and based on company data available at the time of the presentation. Numbers may not foot due to rounding.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Annualized net loan charge-offs to average loans ratios are computed by annualizing quarter-to-date net loan charge-offs and dividing the result by average loans for the quarter-to-date period.
6. Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:
Equity to total assets – End of period total shareholders' equity as a percentage of end of period assets.
Tangible common equity to tangible assets - End of period total shareholders' equity less end of period preferred stock, goodwill, core deposit and other intangibles as a percentage of end of period assets less end of period goodwill, core deposit and other intangibles.
Leverage – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier I risk-based – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for credit losses.
Tier I common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of Tier 1 capital as a percentage of total risk-weighted assets.
7. Book value per common share computed by dividing total common shareholders' equity by common shares outstanding. Tangible book value per common share computed by dividing total common shareholders' equity, less goodwill, core deposit and other intangibles, by common shares outstanding.
8. Amounts are included in the statement of income in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
9. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
10. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.
11. Associate retention rate is computed by dividing the number of associates employed at quarter end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter end.
12. Adjusted pre-tax, pre-provision net revenue excludes the impact of ORE expenses and income, investment gains and losses on sales of securities, the impact of BOLI restructuring, the impact of the FDIC special assessment, the recognition of the mortgage servicing asset and fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives.
13. Represents investment gains (losses) on sales and impairments, net occurring as a result of gains or losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.
14. The dividend payout ratio is calculated as the sum of the annualized dividend rate for dividends paid on common shares divided by the trailing 12-months fully diluted earnings per common share as of the dividend declaration date.
15. Earnings from equity method investment includes the impact of the funding costs of the overall franchise calculated using the firm's subordinated and other borrowing rates. Income tax expense is calculated using statutory tax rates.
16. Tax effect calculated using the blended statutory rate of 25.00 percent for all periods.
17. Calculated using the same guidelines as are used in the Federal Financial Institutions Examination Council's Uniform Bank Performance Report.